Exhibit 10.1

Bai Xing Pharmaceutical ERP System

Intelligent Xiaojin

Technology Development and Promotion

Commission Contract

Party A: Tianjin Baixing Pharmaceutical Wholesale Co., Ltd

Party B: Jinxuan Pinlv (Hainan) Digital Technology Co., Ltd

In accordance with the provisions of the Civil Code of the Civil Code of the People’s Republic of China and relevant laws and regulations, both parties, on the basis of equality and voluntariness

To, we have reached the following agreement for mutual compliance and execution.

1、 Cooperation methods

The first party entrusts the second party, and the second party accepts the commission of the first party, and customizes and develops the medical industry ERP platform development related services required by the first party according to the requirements of the first party. The first party shall pay the service fee to the second party.

2、 Contract subject matter

According to the provisions of this contract, the services entrusted by Party A to Party B are as follows:

(1) Develop an ERP management platform system for the medical industry of Party A;

(2) Provide Party A with system deployment, training, and after-sales support for partners in the medical industry;

(3) Provide a dedicated service team consisting of artists, front-end, program, database management, server management, and after-sales management personnel for Party A.

(4) Establish a secure network operation environment for the operation of Party A’s ERP management platform system to ensure normal operation

(5) Develop an intelligent small gold artificial intelligence system for Party A

(1) ERP Medical Order Delivery Management System

The functions are as follows:

By utilizing methods such as IoT monitoring, video surveillance, real-time collection, and system interaction, real-time monitoring of medical transportation related links such as inbound, in warehouse, outbound, and transportation is carried out to grasp the operational situation information of the main medical transportation links. Timely detection and avoidance of potential medical transportation problems, shifting from passive post response to a new model of medical transportation management that combines pre prevention and post response. Realize real-time release of information, such as warehouse capacity, warehouse distribution, vehicle scheduling, etc., to guide the behavior of medical transportation service providers. Through long-term monitoring information on medical transportation, in-depth exploration and analysis are conducted on the layout of the medical transportation industry, medical transportation service capabilities, and existing problems in medical transportation. From a large amount of monitoring information, regular knowledge is discovered to serve the planning and leadership decision-making of the medical transportation industry. The comprehensive management platform for medical transportation business aims to unify the management and scheduling of medical transportation, establishing unified standards for medical transportation objects, medical transportation resources, medical transportation costs, and medical transportation performance, achieving unified management of the medical transportation process. The “Unified Construction and Management of Medical Transportation” aims to unify the management of medical transportation resources that were originally dispersed according to the target, and to find a balance between the level of medical transportation and the cost of medical transportation. Unified medical transportation resources and transportation scheduling “enables unified scheduling of warehousing and transportation resources between different medical orders, achieving optimal allocation of medical transportation resources. Unified medical transportation cost budgeting and accounting “, which manages the budgeting and accounting of all warehousing, transportation, and business expenses. Unify medical transportation assessment and performance, simplify medical transportation assessment, and promote the improvement of medical transportation management level.

(2) Develop a medical center management system

Platform type	System module	remarks
After the medical representative business Taiwan management system	hospital management	Manage online and offline hospital information
	drug control	Maintain drug prices and shelf operations
	activity management	Content of operation activities
	store management	Check out the drug stock information in the hospital warehouse
	purchasing management	To examine and approve the hospital procurement documents
	Medical order management	Manage hospital sales medical orders, wholesale medical orders and merchant sales medical orders
	After-sales management	Handle sales medical orders and hospital medical orders after-sales problems
	Membership management	View all hospital member user information
	Salesman management	Manage the sales staff information
	a financial settlement	Deal with financial settlement issues
	Statistical plate	Visually display medical order statistics, funds, members, etc
	System Settings	System service configuration, user permissions, and operation log
The B2b shopping mall subsystem (small routine)	Mall home page	Advertising space display, drug display
	Classification search	Quickly locate the drugs according to the classification
	Purchase order	Convenient for users to purchase and place orders in a unified way
	I want to open a shop	Apply to become a shopkeeper, according to the hospital management function
	personal center	View personal information, manage the address and view medical orders
	My hospital	Manage drugs, hospital medical orders, activity production, and revenue viewing
Hospital background management subsystem	Hospital information	Provide online hospital decoration, name modification
	drug control	Maintain drug prices and shelf operations
	purchasing management	Manage procurement applications, purchase purchases and return orders
	Warehousing management	Manage all kinds of warehousing documents, such as purchasing warehousing and other warehousing
	Outbound management	Manage all kinds of outbound documents, such as wholesale outbound documents and other outbound documents
	Warehouse management	Provide inventory inquiry, warehouse inventory inventory, inventory transfer and other operations
	Medical order management	Manage online and offline medical order data and wholesale orders
	After-sales management	After-sales processing for medical orders
	Member center	Manage the hospital membership data
	active center	Configure hospital activities, such as promotion, special price, group group
	Store operation	Manage the cash register, stored value card and customer information
	Settlement reconciliation	Provide settlement services
	Statistical plate	Statistics of the store medical order data, fund data, member analysis, etc
B2C mall subsystem (applet + H5)	Mall home page	Advertising space display, active drugs, general drugs display
	Hospital switch	Provide hospital switch to meet the user to choose the nearest hospital shopping
	Classification search	Quickly locate the drugs according to the classification
	shopping trolley	Unified order
	personal center	Provide address maintenance, medical order view entry, and personal information modification
	Distribution method	Support users to choose the distribution mode, and support self-pickup
POS to collect money subsystem	Drug query	Check the information and inventory of drugs available offline
	Ordinary cashier	Quickly scan the drug order, can quickly increase or decrease the drugs, automatically calculate the settlement price, preferential price
	Self-mentioned write-off	Cancel the online self-raised medical orders
	Hang up the order / take the order	Hang the current medical order, retrieve and suspend the medical order again
	Historical medical orders	Query for historical medical order data
	A variety of payment methods	Cash, stored value card, WeChat, Alipay, payment code, pos card swiping machine, etc
	Print receipt	Print the settlement receipt, and reprint the receipt
	Medical order return and exchange	Support for refunds of medical orders
	Temporary preferential treatment	Support preferential price change during settlement
	Membership query	Check our members
	Handover class	Handover class settlement
	cashbox	Open the money box

(3) Development and management of backend control center system

>Data layer: Build the underlying data service layer through data collection, cleaning, and storage;

>Service layer: through OMS, CRM, medicine, settlement, declaration, marketing and other Microservices, the system service layer is formed;

Application layer: Compose multiple cloud applications through the data layer and service layer;

Service target: Online shopping enterprises, pharmaceutical factories, hospitals, medical wholesalers, and consumers in the medical online shopping industry.

(4) Joint communication system

（5）Hospital Medical Wholesale System and Supply Chain System

system	Level 1 module	menu	function declaration
Cloud warehouse background subsystem	Medical order management	List of medical orders	Displays the all medical order list information of the current system, including amount, drug, freight, status, etc
		Medical order after sale	Manage the after-sales service of medical orders, including return and exchange, refunds, customer complaints, etc
		Intelligent single	According to the medical order information, intelligent disassembly and automatically bind the delivery supplier
		Tripartite order record	Record the medical order information of the third-party platform to easily view and process the third-party medical orders
		exception handling	Manage abnormal conditions such as unnormal delivery of medical orders, loss of goods, incorrect declaration information and push failure
	drug control	Drug data	Drug basic data management, including new construction, data improvement, data update
		Unit management	The unit management of drugs includes the measurement unit management of medical drugs
		sort management	Drug classification information management, including grade 1-3 classification
		price control	Complete the batch update of the retail price and the wholesale price through the template
		brand management	Brand information management of drugs, including name, brief introduction, country, logo
		State management	The country of origin of the drug management, including code, icon, name, abbreviation
		currency	For the currency selection of drugs in the bonded warehouse
	Medical representative business management	List of medical representatives	Build new medical representatives, maintain the information of medical representatives and the drug authorization of medical representatives
		Authorized by medical representative	Select the medical representative for authorization according to the drug optimization template
		Medical representative configuration	Including medical representative interface configuration, medical representative price risk control configuration, medical representative financial ledger configuration
		Medical representative business medical orders	Check the medical order information of each medical representative business and export it
	SupplierVendor Management	List of suppliers	Build a new supplier and maintain the supplier information
		Supplier drug	Manual and technical connection with the supplier drug information, view and export the supplier drug information
	Settlement system	Account management	Account income and expenditure records of the cloud warehouse main company
		Supplier medical orders to be settled	For settling supplier medical orders, multiple statements can be generated for editing and settlement confirmation
		Medical representative business medical orders to be settled	For the settlement of medical orders of medical representatives, multiple settlement statements can be generated for editing and settlement confirmation
		Supplier settlement	Supplier settlement management, including settlement type (account period settlement, advance payment settlement) and supplier recharge and refund.
		Settlement is made by medical representatives	Settlement management of medical representatives, including settlement type (account period settlement, advance payment settlement) and recharge and refund of medical representatives.
		Supplier statement	Reconcreconciliation for supplier medical orders
		Statement of medical representatives	Reconcreconciliation for medical orders of medical representatives
		Advance payment withdrawal	Cash withdrawal review when medical representatives and suppliers withdraw

Template management	Drug preferred template	Multi-dimensional drug selection can be conducted according to the cloud Cang drug pool, and selected dimensional advantageous products can be pushed to relevant medical representatives. Relevant optimization templates can also be customized according to medical representatives, and selected drugs can be supported to export relevant quotation tables
	Price template	Set the price rate, can be set according to different medical representatives, fixed template or interest rate template
	White list template	Drugs added to the whitelist template are sold first
	Freight template	Express delivery area, freight setting
Mall operation	Mall medicine	Self-run PC mall drug management, shelf management
	Mall medical order	Mall medical order management, after-sales management
	user management	Mall user registration, mall membership level classification
	Mall decoration	Self-operated PC mall page decoration
	Top-up audit	Mall user recharge audit management
monitored control system	Threshold management	Set up the key indicators and scope of monitoring
	Notice management	Set the notification time, notification method and notification result after the trigger warning
	Department management	Which key people should be notified after setting up the trigger warning
	Log management	Storage and analysis management of all monitoring logs
Interface management	Adapter Management	Customized docking interface services
	Standardized interface	Interface of drug subscription, medical order push, and status synchronization connected with upstream suppliers and downstream medical representatives
Report management	Report management	Generate data reports of each business caliber and dimension according to business needs

	System Settings	Account management	Account management of cloud warehouse managers and operating personnel
		Role permissions	Account role and permission configuration
		system log	The operation record log book after logging in to the cloud warehouse
		Declaration configuration	Configuration information of yuncang medical order declaration and payment form declaration
	cashier desk	Account management	Cloud warehouse account management
		Payment management	Manage the supported payment methods
	Batch mining system	batch purchase	For docking with the downstream batch mining business, and to the upstream lock warehouse
	recommender system	Drug recommendation	Using data analysis
	BI analyse	BI analyse	Use big data to analyze user behavior, medical order data and browsing data to provide decision assistance
Yuncang mall subsystem	register and login	register and login	Users register an account and log in to the mall
	Mall home page	Mall home page	Display the drugs according to the classification and recommendation, and provide S2B sales service
		message center	View the site messages pushed by the system
		Drug details	Check the name, brand, classification, and details of the drug, and place an order online
	User background	My medical order	Check the medical orders and details of users
		shipping address	Manage the common and default receiving address information for users
		drug control	Manage the medicines available for the medical order
		Batch guide	Users can import medical orders in batches with excel

（6）Develop a medical representative medical wholesale system

Functional type	ERP module	remarks
Medical representative business background management system	hospital management	Manage online and offline hospital information
	drug control	Maintain drug prices and shelf operations
	activity management	Content of operation activities
	store management	Check out the drug stock information in the hospital warehouse
	purchasing management	To examine and approve the hospital procurement documents
	Medical order management	Manage hospital sales medical orders, wholesale medical orders and merchant sales medical orders
	After-sales management	Handle sales medical orders and hospital medical orders after-sales problems
	Membership management	View all hospital member user information
	Salesman management	Manage the sales staff information
	a financial settlement	Deal with financial settlement issues
	Statistical plate	Visually display medical order statistics, funds, members, etc
	System Settings	System service configuration, user permissions, and operation log
B2b mall subsystem (small routine)	Mall home page	Advertising space display, drug display
	Classification search	Quickly locate the drugs according to the classification
	Purchase order	Convenient for users to purchase and place orders in a unified way
	I want to open a shop	Apply to become a shopkeeper, according to the hospital management function
	personal center	View personal information, manage the address and view medical orders
	My hospital	Manage drugs, hospital medical orders, activity production, and revenue viewing
The hospital background managerial subsystem	Hospital information	Provide online hospital decoration, name modification
	drug control	Maintain drug prices and shelf operations
	purchasing management	Manage procurement applications, purchase purchases and return orders
	Warehousing management	Manage all kinds of warehousing documents, such as purchasing warehousing and other warehousing
	Outbound management	Manage all kinds of outbound documents, such as wholesale outbound documents and other outbound documents
	Warehouse management	Provide inventory inquiry, warehouse inventory inventory, inventory transfer and other operations
	Medical order management	Manage online and offline medical order data and wholesale orders
	After-sales management	After-sales processing for medical orders
	Member center	Manage the hospital membership data
	active center	Configure hospital activities, such as promotion, special price, group group
	Store operation	Manage the cash register, stored value card and customer information
	Settlement reconciliation	Provide settlement services
	Statistical plate	Statistics of the store medical order data, fund data, member analysis, etc

The b2C mall subsystem (applet + H5)	Mall home page	Advertising space display, active drugs, general drugs display
	Hospital switch	Provide hospital switch to meet the user to choose the nearest hospital shopping
	Classification search	Quickly locate the drugs according to the classification
	shopping trolley	Unified order
	personal center	Provide address maintenance, medical order view entry, and personal information modification
	Distribution method	Support users to choose the distribution mode, and support self-pickup
POS to collect money subsystem	Drug query	Check the information and inventory of drugs available offline
	Ordinary cashier	Quickly scan the drug order, can quickly increase or decrease the drugs, automatically calculate the settlement price, preferential price
	Self-mentioned write-off	Cancel the online self-raised medical orders
	Hang up the order / take the order	Hang the current medical order, retrieve and suspend the medical order again
	Historical medical orders	Query for historical medical order data
	A variety of payment methods	Cash, stored value card, WeChat, Alipay, payment code, pos card swiping machine, etc
	Print receipt	Print the settlement receipt, and reprint the receipt
	Medical order return and exchange	Support for refunds of medical orders
	Temporary preferential treatment	Support preferential price change during settlement
	Membership query	Check our members
	Handover class	Handover class settlement
	Cash box	Open the money box

（7）Intelligent Xiaojin Artificial Intelligence System

Jinxuan Technology has released a Chinese version of a product similar to CHATGPT - Intelligent Xiaojin. This product is currently in the internal testing stage and is only open to some individual and corporate users for application.

Intelligent Xiaojin has the following characteristics:

Strong semantic understanding ability: Intelligent Xiaojin can accurately understand user input and generate appropriate and coherent responses based on context.

Flexible interaction methods: Intelligent Xiaojin supports multiple interaction methods, including text, voice, images, etc.

Rich application scenarios: Intelligent small gold can be applied in multiple fields and scenarios, such as education, entertainment, life, healthcare, work, etc.

Security and controllability: Intelligent small funds follow security standards and ethical principles, and will take corresponding measures when handling sensitive information or inappropriate requests.

3、 Development progress and platform achievement delivery

1. Within 12 months after signing this contract, Party B shall complete the demand analysis, design, coding and Test effort of the platform and deliver it to Party A.

2. The delivery and acceptance place of platform products is Party A, and the delivery contents include but are not limited to all source codes, installation disks, Technical documentation, user guides, operation manuals, installation guides, test reports, etc.

4、 Development expenses

The total development cost of the platform is seven million three hundred thousand yuan (in figures: 7300000 yuan), and the payment is as follows:

1. The first payment shall be 50% of the total development cost of the platform within 30 days after the contract is signed, which is three million six hundred and fifty thousand yuan (in figures: 3650000 yuan);

2. The second payment shall be 40% of the total development cost of the medical industry ERP management platform system delivered by Party A, which is two million nine hundred and twenty thousand yuan (in figures: 2920000 yuan). According to the project progress, it shall not exceed April 30, 2024;

3. The third payment shall be 10% of the total development cost of the platform, which is seven hundred and thirty thousand yuan (in figures: 730000 yuan), after the platform system is tested and accepted by Party A.

5、 Payment settlement method

After the signing of this contract, Party A shall inspect and accept the platform development and service system delivered by Party B, and pay the service fee according to the contract nodes.

2. In order to protect the interests of both parties, Party B shall be responsible for all disputes related to the labor relationship of Party B’s service team, infringement liability of Party B’s development, complaints or other losses caused by Party B’s inadequate service to Party A’s business partners. The payment made by Party A to Party B already includes various additional expenses incurred during the cooperation process. All losses caused by labor supplement and related disputes, personnel costs, travel, servers, and legal disputes shall be settled from the received amount of Party B, and Party A shall not bear any costs other than the agreed amount in the contract.

6、 Intellectual Property Clause

1. The intellectual property rights of all research and development achievements (including platform products and other technical achievements developed based on this) generated under this contract belong to Party A.

2. Both parties confirm that Party A has the right to use the research and development results provided by Party B in accordance with this contract for subsequent improvement. The new technological achievements with substantive or creative technological progress characteristics and their ownership rights arising from this shall be enjoyed by Party A.

3. The second party guarantees that the research and development results and their development process provided in accordance with the provisions of this contract do not infringe on the intellectual property rights of third parties. If any third party files an infringement claim, the second party shall negotiate with the third party and bear all legal and economic responsibilities that may occur.

7、 Rights and obligations of both parties

1. Rights and Obligations of Party A

(1) The first party has the right to obtain the platform deliverables, services, and related intellectual property rights submitted by the second party.

(2) The first party has the right to timely understand and supervise the progress of platform development.

(3) The first party shall provide the second party with the necessary materials and working conditions to complete the platform development.

(4) The first party shall pay the contract price to the second party in accordance with the contract agreement. 2. Rights and Obligations of Party B

(1) The second party has the right to collect the contract price in accordance with the provisions of this contract.

(2) The second party has the right to request the first party to provide necessary information and support for platform development.

(3) The second party guarantees that the platform products delivered are complete, brand new, technologically advanced and mature, and in terms of performance, quality, and design

Meet all requirements for safe, reliable, and efficient operation and convenient maintenance, and be able to meet the personalized needs of Party A and related development work of interfaces. The technical documents provided by Party B shall be complete, clear, readable, and accurate, and can meet the needs of inspection, installation, debugging, testing, acceptance, operation, maintenance, and training of platform deliverables.

(4) The second party shall dispatch technical personnel with good health, work experience, and corresponding skills to the first party’s site to provide technical services such as development, implementation, installation, debugging, testing, trial operation, maintenance, and training. The cost of such technical services is included in the contract price.

(5) If Party A discovers defects in the platform products delivered by Party B, or if the performance and quality do not meet Party A’s requirements, Party B shall be responsible for free elimination of defects, replacement or replacement of the delivered platform products. If the platform products delivered by Party B have defects or the performance and quality do not comply with the provisions of this contract, causing losses or work obstacles to Party A, Party B shall bear corresponding responsibilities.

(6) During the after-sales service period, Party B shall be responsible for providing Party A with all materials and information related to new or improved operating experience, technical development, and security related to the platform for free, and shall be responsible for updating and upgrading the platform under this contract for free.

(7) The second party guarantees that the platform products and services delivered by it are free from any rights defects. If any third party files an infringement claim against the first party regarding the platform products and services delivered by the second party, the second party shall be responsible for negotiating with the third party and bear all legal liabilities arising therefrom, and the relevant expenses shall be borne by the second party.

(8) Party B promises that the platform products provided do not contain any safety hazards and shall bear all responsibilities (including but not limited to eliminating safety hazards, refunds, compensation for losses, etc.) during the platform’s use period. In the event of any accident caused by platform product safety, Party B shall compensate Party A and relevant users for any losses incurred as a result.

8、 Acceptance

1. After delivering the developed platform products to Party A, Party B enters the trial operation period, which is 2 months. If any defects are found or the performance and quality of the platform products do not meet Party A’s requirements during the trial operation period, Party B is responsible for making modifications and corrections to them. At the same time, the trial operation period shall be correspondingly extended based on the above modifications and corrections.

2. Upon the expiration of the trial operation period, the platform products delivered by Party B can be used normally by Party A, And after Party B submits the platform design documents to Party A (including but not limited to the platform development plan and management change log, requirements specification, platform Software design description, platform architecture document, platform system design, platform pre installation test plan, test plan, module design, module organization, module process and interface design between modules, etc., and at the same time, it shall submit the documents of each stage of platform development and all source codes of the platform).

3. If the acceptance is not qualified, Party B shall be responsible for correcting and modifying it. After correcting and modifying it, Party B must conduct another acceptance. If the re acceptance still fails, Party A has the right to terminate this agreement.

9、 After sales service support

After passing the acceptance inspection, Party B shall provide one year of free after-sales service for the developed application system.

2. During the first two weeks of the after-sales service period, Party B shall cooperate with Party A to use the platform.

3. The after-sales service content includes platform defects, malfunctions, etc. If users require minor modifications to some functions due to work needs, Party B shall provide them for free.

During the after-sales service period, Party B guarantees to respond promptly and actively in the event of application system failures, and in case of special circumstances, both parties shall negotiate.

10、 Training

After delivering platform products to Party A, Party B is responsible for providing platform operation guidance and training to Party A’s administrators.

11、 Confidentiality responsibility

Both Party A and Party B guarantee that all technical information and materials related to the products on this platform shall not be disclosed to third parties.

12、 Force Majeure

1. If either party to the contract is unable to fulfill the contract on time due to force majeure, such as earthquakes, floods, typhoons, wars, or other reasons considered by both parties as force majeure, the affected party shall notify the other party of the occurrence of the force majeure accident as soon as possible, and submit proof documents issued by relevant authoritative institutions to the other party for confirmation as soon as possible within 14 days of the occurrence of the force majeure.

2. After the termination or elimination of the force majeure event, the hindered party shall notify the other party of the termination of the force majeure situation as soon as possible. Both parties shall negotiate whether to continue performing the contract. If both parties agree to continue performing the contract, they shall separately agree in writing on the relevant matters for continuing to perform the contract.

13、 Dispute resolution

All disputes related to this contract shall be resolved through friendly consultation between Party A and Party B. If no agreement can be reached after consultation, either party has the right to submit the dispute to the arbitration department of the place where the contract is signed for arbitration. The arbitration result shall be binding on both parties, and both parties shall comply and execute it. The expenses incurred by the above process shall be borne by the losing party, unless otherwise specified in the arbitration results.

14、 Other matters

1. Contract signing date: July 17, 2023

2. Contract signing location: Party A’s company.

3. The contract shall come into effect after being signed and stamped by both parties, and shall be made in duplicate, with each party holding one copy and having the same legal effect.

4. Any matters not covered by this contract shall be resolved through consultation between both parties

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Party A: Tianjin Baixing Pharmaceutical Wholesale Co., Ltd

Legal representative:

Contact number:

Party B: Jinxuan Pinlv (Hainan) Digital Technology Co., Ltd

Legal representative:

Contact number: